Exhibit 99.1

PRESS RELEASE

THERAVANCE ANNOUNCES PRICING OF CONVERTIBLE SUBORDINATED

NOTES OFFERING

Company has also entered into Capped Call Transactions in connection with the Notes Offering

SOUTH SAN FRANCISCO, CA. — January 17, 2013 — Theravance, Inc. (NASDAQ: THRX) (the “Company”), a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies, announced the pricing of $250 million aggregate principal amount of 2.125% convertible subordinated notes due 2023 (the “notes”) in an underwritten public offering. The Company has also granted the underwriters an option to purchase up to $37.5 million aggregate principal amount of additional notes. The offering is scheduled to close on Thursday, January 24, 2013, subject to satisfaction of customary closing conditions. BofA Merrill Lynch is acting as the sole book-running manager for the offering.

The notes will pay interest semiannually at a rate of 2.125% per annum. The notes will be convertible at the option of the holders, at any time on or prior to the second business day preceding the maturity date, into shares of the Company’s common stock at an initial conversion rate of 35.9903 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $27.79 per share, subject to adjustment upon the occurrence of certain events. The initial conversion price represents a conversion premium of approximately 32.5% over the last reported sale price of $20.97 per share of the Company’s common stock on the NASDAQ Global Select Market on January 17, 2013.

In connection with the offering of the notes, the Company has also entered into privately-negotiated capped call option transactions with one or more of the underwriters or their affiliates (“hedge counterparties”).  The cost of the capped call options will be $32.0 million.  The cap price of the capped call options will initially be $38.00 per share, which represents approximately an 81.2% premium to the closing price of the Company’s common stock price on January 17, 2013. The capped call options are expected generally to reduce the potential dilution upon conversion of the notes in the event that the market price of the Company’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes, and is expected to be subject to customary anti-dilution adjustments.  However, if the market price of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, the anti-dilutive effect of the capped call transactions will be limited.

For any conversions of notes prior to the close of business of the 95th scheduled trading day immediately preceding the maturity date, including without limitation upon an acquisition of the Company or similar business combination, a corresponding portion of the capped call transactions will be terminated.  Upon such termination, the portion of the capped call transactions being terminated will be settled at fair value (subject to certain limitations), which the Company expects to receive from the hedge counterparties, and no payments will be due to the hedge counterparties.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the hedge counterparties (or their affiliates) expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with, and/or purchase the Company’s common stock shortly after, the pricing of the notes. These activities could have the effect of increasing, or reducing the size of any decrease in, the price of the notes and/or the Company’s common stock concurrently with, or shortly after, the pricing of the notes.  In addition, the hedge counterparties (or their affiliates) are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock or other of its securities in secondary market transactions following the pricing of the notes and prior to the maturity date of the notes (and are likely to do so during a specified averaging period under the capped call transactions preceding the maturity date, and on or around any earlier conversion date related to a conversion of the notes).  The effect, if any, of any of these transactions and activities on the market price of the Company’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Company’s common stock, which could affect the value of the notes and the value of any of the Company’s common stock holders of the notes receive upon any conversion of the notes.

The Company intends to use the net proceeds of the offering for potential milestone payments to GlaxoSmithKline plc if there is any approval or launch of products under the parties’ long-acting beta2 agonist (LABA) collaboration, including RELVAR™ or BREO™ (fluticasone furoate/vilanterol), ANORO™ (umeclidinium bromide/vilanterol), or vilanterol, for the potential repayment of debt, and for other general corporate purposes.  The Company also intends to use a portion of the net proceeds of the offering to pay for the cost of entering into capped call option transactions with the hedge counterparties.  If the underwriters exercise their option to purchase additional notes, the Company may enter into additional capped call transactions with the hedge counterparties.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The offering is being made pursuant to a registration statement (including a prospectus for the offering) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2013. Before you invest, you should read the prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request them by calling BofA Merrill Lynch at 866-500-5408. In addition, copies of the final prospectus may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or email dg.prospectus_requests@baml.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR™ or BREO™ (FF/VI) and ANORO™ (UMEC/VI) are investigational medicines and are not currently approved anywhere in the world. RELVAR™, BREO™ and ANORO™ are trademarks of the GlaxoSmithKline group of companies. The use of these brand names has not yet been approved by any regulatory authority.

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Factors that could cause such differences are described under the heading “Risk Factors” contained in Theravance’s registration statement filed with the SEC on January 16, 2013 related to the offering and the risks discussed in the Company’s periodic filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Theravance, Inc.

Michael W. Aguiar

Senior Vice President and Chief Financial Officer

650-808-4100

investor.relations@theravance.com

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